EQUIDYNE CORPORATION ANNOUNCES MANAGEMENT CHANGE


SAN DIEGO, California, April 24, 2002: EQUIDYNE CORPORATION (AMEX: IJX) today announced the resignation of Coburn Pharr as Chief Operating Officer. Mr. Pharr's resignation, effective April 18, 2002, is for personal reasons. Mr. Pharr joined the company January 2001 as Vice President of Operations and became Chief Operating Officer in February 2001.

About the Company:

Equidyne Corporation (www.equidyne.com), through Equidyne Systems, Inc., a wholly-owned subsidiary based in San Diego, California, is focused on becoming the worldwide leader in needle-free drug delivery systems for subcutaneous injections. The INJEX(TM) needle-free injector is a compact, uncomplicated device that delivers a virtually painless injection through the skin in a fraction of a second, and eliminates needle stick and disposal problems. The INJEX(TM) System is a comfortable, economical alternative to delivering medications using conventional needle injections.

CONTACT:

Jeffery Weinress
Equidyne Corporation
(858) 451-7001